CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made this 9th day of August, 1996 by and between Stephen P. Monticelli ("Consultant") and Meris Laboratories, Inc. ("Client").

1.       Consulting Services and Period.

         1.1 Services. Client hereby retains Consultant and Consultant agrees to render to Client from time to time and at Client's written request consulting services relating to the Client's business as specified in Exhibit A.

         1.2      Consulting  Period.   Unless  sooner  terminated  pursuant  to
                  Section 3 below, this term of this Agreement shall be the period set forth in Exhibit A.

2.       Compensation; Expenses.

         2.1 Compensation. In consideration of the services to be rendered hereunder, Consultant shall be paid consulting fees at the rate set forth in Exhibit A.

         2.2 Expenses. Client shall reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of Consultant's duties hereunder, provided that Client is notified in advance of Consultant's need to incur such expenses and such expenses are approved by Client.

         2.3 Invoices. Client shall submit monthly invoices for services provided by Consulant hereunder, and for costs and expenses to be reimbursed hereunder. Payments shall be due within ten (10) days of receipt of Client's invoice.

3.       Termination of Consulting Period.

         This Agreement may be terminated by either party (i) on 90 days prior written notice to the other or (ii) if the other party shall breach any material term or provision of this Agreement and shall fail or refuse, within thirty (30) days after receipt of written notice from the non-breaching party regarding such breach, to take such action as may be necessary to cure or remedy such breach.

4.       Proprietary Information.

         4.1 Defined. "Proprietary Information" is all proprietary and confidential information of Client which pertains to the



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                  business or products of Client, or its customers,  consultants or business associates, which was or is obtained by Consultant
                  from  Client.   Notwithstanding  the  foregoing,   Proprietary
                  Information shall not include: (i) information which is or becomes publicly known through lawful means; (ii) information that was rightfully in Consultant's possession or part of Consultant's general knowledge prior to the Consulting Period;
                  (iii) information which is disclosed to Consultant without confidential or proprietary restrictions by a third party; or
                  (iv)   information   which  is   independently   developed  or
                  discovered by Consultant.

         4.2 Nondisclosure of Proprietary Information. Consultant agrees to protect the confidentiality of the Proprietary Information and not publish, disclose or otherwise make the same available to any person without Client's prior written consent.

         4.3 Reports. All reports and other written information furnished by Consultant hereunder shall be the property of Client and Client shall have the unrestricted right to use the same as Client determines appropriate without obligation to a third person.

5.       Adverse Interests.

         During the term of this Agreement, Consultant shall not enter to any agreement, or perform any work for services for another or participate in any activities, which may be adverse to the interests of Client. In addition, during such period Consultant agrees not to undertake or participate in any activity which is directly or indirectly in competition with Client or its business.

6.       Assignment; Successors and Assigns.

         Neither Consultant nor Client shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than the parties hereto.

7.       Notices.

         All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to Client at 2890 Zanker Road, San Jose, CA 95134 and Consultant at the address set forth in Exhibit A. Notice of change of address shall be effective only when done in accordance with this Section 7.




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8.       Entire Agreement.

         The terms of this Agreement are intended by the parties to be in the final expression of their agreement with respect to the matters set forth herein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

9.       Amendments; Waivers.

         This Agreement may not be modified or amended except by an instrument in writing, signed by Consultant and Client. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

10.      Governing Law.

         The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed therein by residents thereof.

11.      Independent Contractor.

         Consultant shall operate at all times as an independent contractor of Client, and is in no way considered an employee of the Client.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONSULTANT                             MERIS LABORATORIES, INC.


By: /s/ Stephen P. Monticelli          By: /s/ William Neeley, M.D.
------------------------------         --------------------------------------
Stephen P. Monticelli                          Medical Director & President
                                       Title:--------------------------------

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                                 EXHIBIT A


1.       Consulting Services to be Provided.

                  Consultant shall provide consulting services with respect to Client's business by assisting Client with respect to (i) business and financial analysis and planning, and (ii) such other tasks as Client and Consultant shall agree upon.

                  Consultant shall report to Client's President & CEO. Client's President & CEO shall assign consulting tasks.




2.       Term.

                  One year beginning August 9, 1996.




3.       Consulting Fee Rate.

                  $150 per hour.




4.       Address of Consultant.

                  Stephen P. Monticelli
                  Steuart Tower - Sixteenth Floor
                  One Market Street
                  San Francisco, CA 94105








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